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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS







We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000 relating to the consolidated financial statements, which appears in Natural MicroSystems Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated
January 24, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP


Boston, Massachusetts
July 5, 2000